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               CHIEF EXECUTIVE OFFICER CHANGE IN CONTROL AGREEMENT

         THIS AGREEMENT dated October 1, 1998 is made by and between Educational Video Conferencing, Inc., a Delaware Corporation (the "Company"), and Dr. Arol
I. Buntzman, 125 Underhill Street, Yonkers, NY 10710 ("Executive").

         WHEREAS, the Company was founded on the vision of Executive; and

         WHEREAS, the Company considers it essential, to the best interests of the Company, its stockholders, and its employees, generally, to foster the continuous employment of the Executive; and

         WHEREAS, the Company is currently contemplating an initial public offering; and

         WHEREAS, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control (as defined in the last Section hereof) exists and that such possibility, and the resultant uncertainty, may result in the departure or distraction of the Executive to the detriment of the Company and its stockholders; and

         WHEREAS, the Board has determined that appropriate steps should be taken to encourage the continued attention and dedication of the Executive to his assigned duties without distraction in the face of potentially disrupting circumstances arising from the possibility of a Change in Control;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the Company and the Executive hereby agree as follows:

1.0 DEFINED TERMS. Capitalized terms used in this Agreement are defined in the last Section hereof.

2.0 TERM OF AGREEMENT. This Agreement shall commence on the date hereof and shall continue in effect through September 30, 2001; provided, however, that commencing on January 1, 2000 and each January 1st thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than June 30th immediately preceding that January 1st, the Company or the Executive shall have given notice not to extend this Agreement or a Change in Control shall have occurred prior to such June 30th; provided, however, if a Change in Control shall have occurred during the term of this Agreement, this Agreement shall continue in effect for a period of not less than thirty-six (36) months beyond the date such Change in Control occurred.

3.0 COMPANY'S COVENANT'S SUMMARIZED. In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 4.0 hereof, the Company agrees, under the conditions described herein, to pay the Executive the "Severance Payments" described in Section 6.1 hereof and the other payments and benefits described herein in the event the Executive's employment with the Company is terminated following a Change in Control and during the term of this Agreement. No amount or benefit shall be payable under this Agreement unless there shall have been (or, under the terms hereof, there shall be deemed to have been) a termination of the Executive's employment with the Company following a Change in Control. This Agreement shall not be construed as creating an express or implied contract of employment prior to the date of a Change

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in Control and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

4.0 THE EXECUTIVE'S COVENANTS. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control during the term of this Agreement, the Executive will remain in the employ of the Company until the earliest of (A) a date which is six (6) months from the date of such Potential Change in Control, (B) the date of a Change in Control, (C) the date of termination by the Executive of the Executive's employment for Good Reason (determined by treating the Potential Change in Control as a Change in Control in applying the definition of Good Reason), or by reason of the Executive's death or disability, or (D) the termination by the Company of the Executive's employment for any reason.

5.0      COMPENSATION OTHER THAN SEVERANCE PAYMENTS.

         5.1 Following a Change in Control during the term of this Agreement, during any period that the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive's full salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period, until the Executive's employment is terminated by the Company for Disability.

         5.2 If the Executive's employment shall be terminated for any reason following a Change in Control during the term of this Agreement, the Company shall pay the Executive's full salary to the Executive through the Date of Termination under the terms of any compensation or benefit plan, program or arrangement maintained by the Company prior to the Date of Termination.

         5.3 If the Executive's employment shall be terminated for any reason following a Change in Control during the term of this Agreement, the Company shall pay the Executive's normal post- termination compensation and benefits to the Executive as such payments become due. Such post- termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements.

         5.4 If there is any conflict between the express terms of this Agreement and the express terms of any written Employment Agreement between the Company and the Executive, the terms of such Employment Agreement shall control.

6.0      SEVERANCE PAYMENTS.

         6.1 Subject to Section 6.2 hereof, the Company shall pay the Executive the payments described in this Section 6.1 ("Severance Payments") upon the termination of the Executive's employment following a Change in Control during the term of this Agreement, in addition to the payments and benefits described in Section 5.0 hereof, unless such termination is (A) by the Company for Cause, or (B) by reason of the Executive's death or disability. The Executive's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause if the Executive's employment is terminated prior to a Change in Control without Cause at the direction (or action which

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constitutes a direction) of a Person who has entered into an agreement with the
Company the consummation of which will constitute a Change in Control.

         (i) Subsequent to the Date of Termination, the Company shall make cash severance payments to the Executive over a thirty-six (36) month period in substantially equal bi-weekly installments, in an amount equal to two and ninety-nine one hundredths (2.99) times the sum of (a) the higher of the Executive's annual base salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based or in effect immediately prior to the Change in Control, and (b) the higher of the highest annual bonus paid to the Executive in the three years preceding the year in which the Date of Termination occurs or paid in the three years preceding the year in which the Change in Control occurs.

         (ii) For a thirty-six (36) month period after the Date of Termination, the Company shall arrange to provide the Executive with medical and dental insurance benefits substantially similar to those which the Executive is receiving without cost to Executive immediately prior to the Notice of Termination (without giving effect to any reduction in such benefits subsequent to a Change in Control). Benefits otherwise receivable by the Executive pursuant to this Section 6.1 (ii) shall be reduced to the extent comparable benefits are actually received by or made available to the Executive without cost, by another Person, during the thirty-six (36) month period following the Executive's termination of employment and any such benefits actually received by the Executive shall be reported to the Company by the Executive. If the benefits provided to the Executive under this Section 6.1(ii) result in a decrease pursuant to Section 6.2 in the Change in Control Payments and this Section 6.1(ii), benefits are thereafter reduced pursuant to the immediately preceding sentence because of the receipt of comparable benefits, the Company shall, at the time of such reduction, pay to the Executive the lesser of, (a) the amount of the decrease made in the Severance Payments pursuant to Section 6.2, or (b) the maximum amount which can be paid to the Executive without being, or causing any other payment to be, nondeductible by reason of Section 280G of the Code.

         6.2 Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether or not received pursuant to the terms of this Agreement) (all such payments and benefits, including but not limited to the Severance Payments, being hereinafter called the "Total Payments") would be subject in whole or in part to the Excise Tax, then the Severance Payments shall be reduced to the extent, but only to the extent, necessary so that no portion of the Total Payments is subject to the Excise Tax; provided, that no such reduction shall be effected unless the net amount of the total Payments after such reduction in the Severance Payments and after deduction of the net amount of federal, state and local income taxes on such reduced Total Payments would be greater than the excess of (A) the net amount of the Total Payments without such reduction in the Severance Payments but after deduction of the net amount of federal, state and local income taxes (other than the Excise Tax) on such unreduced Total Payments, over (B) the Excise Tax to which the total Payments are subject. The determination as to whether a reduction in Severance Payments is to be made under this Section 6.2 and, if so, the amount of any such reduction shall be made by the Company's auditors or by such other firm of certified public accountants, benefits consulting firm or legal counsel as the Board may designate prior to the Change in Control.

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         The Company shall provide the executive with its calculations of the amounts referred to in this Section 6.2 and such supporting materials as are reasonably necessary for the Executive to evaluate the Company's calculations.

         6.3 The Company also shall pay to the Executive all legal fees and expenses incurred by the Executive as a result of a termination, which entitles the Executive to the Severance Payments (including all such fees and expenses, if any, incurred in disputing any such termination or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder). Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied by such evidence of fees and expenses incurred as the Company reasonable may require.

7.0      TERMINATION PROCEDURES AND COMPENSATION DURING DISPUTE.

         7.1 NOTICE OF TERMINATION. After a Change in Control and during the term of this Agreement, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with
Section 10.0. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership (excluding the Executive) of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board the Executive was guilty of conduct set forth in clause D (i) or (ii) of the definition of Cause in Section 15.0, and specifying the particulars thereof in detail.

         7.2 DATE OF TERMINATION. "Date of Termination", with respect to any purported termination of the Executive's employment after a Change in Control during the term of this Agreement, shall mean:

         (A) if the Executive's employment is terminated for disability, thirty
         (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and

         (B) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days, nor, in any case, more than sixty (60) days after the date such Notice of Termination is given).

         7.3 DISPUTE CONCERNING TERMINATION. If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without

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regard to this Section 7.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties, by arbitrator's award, or, to the extent permitted by Section 14.0, by a final judgment, order or decree of a court of competent jurisdiction on the arbitrator's award (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

         7.4 COMPENSATION DURING DISPUTE. If a purported termination occurs following a Change in Control and during the term of this Agreement and such termination is disputed in accordance with Section 7.3 hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with Section 7.3 hereof. Amounts paid under this Section 7.4 are in addition to all other amounts due under this Agreement (other than those due under Section 5.2) and shall not be offset against or reduce any other amounts due under this Agreement.

8.0 NO MITIGATION. The Company agrees that, if the Executive's employment by the Company is terminated during the term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6.0 or
Section 7.4. Further, the amount of any payment or benefit provided for in
Section 6.0 (other than Section 6.1(ii)) or Section 7.4 shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

9.0      SUCCESSORS; BINDING AGREEMENT.

         9.1 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. In any event, this Agreement shall be binding upon the Company and any successors or assignees.

         9.2 This Agreement shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive), if the Executive

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had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

10.0 NOTICES. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given upon delivery by hand, receipt acknowledged (including by Federal Express or similar service), or three business days after mailing, if mailed by U.S. certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                      To the Company:

                      Educational Video Conferencing, Inc.
                      35 East Grassy Sprain Road, Suite 504
                      Yonkers, NY 10710
                      Attn: Corporate Secretary

                      To the Executive:

                      Dr. Arol I. Buntzman
                      125 Underhill Street
                      Yonkers, NY  10710

11.0 MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York and the Agreement shall be an instrument under seal. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under Sections 6.0, 7.0, 8.0 and 14.0 shall survive the expiration of the term of this Agreement.

12.0 VALIDITY. The invalidity or unenforceability or any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. In addition, if any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, then such provision shall be deemed modified to the extent necessary to enable such provision to be valid and enforceable.

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13.0     COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

14.0 SETTLEMENT OF DISPUTES; ARBITRATION. All claims by the Executive for benefits under this Agreement shall be directed to the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board then shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive's claim has been denied. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in White Plains, New York in accordance with the rules of the American Arbitration Association then in effect. Judgement may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement in such arbitration or by a proceeding in the federal court in Westchester County, New York.

15.0 DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated below:

         (A)  "Board" shall mean the Board of Directors of the Company.

         (B) "Beneficial Owner" shall have the meaning defined in Section 280G(b)(3) of the Code.

         (C) "Cause" for termination by the Company of the Executive's employment, after any Change in Control, shall mean:

              (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7.1) for thirty (30) days after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties,

         or

              (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise.

              For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "Willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

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         (D)  A "Change in Control", shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

              (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty-five (25) percent or more of the combined voting power of the Company's then outstanding securities;

         or

              (ii) during any period of not more than three consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii) or (iii) of this Section 15(E)), whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

         or

              (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) fifty (50) percent or more of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires twenty-five (25) percent or more of the combined voting power of the Company's then outstanding securities;

         or

              (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

         (E) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (F) "Company" shall mean Educational Video Conferencing, Inc. and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise (except in determining, under Section 15 (E) hereof whether or not any Change in Control of the Company has occurred in connection with such succession).

         (G)  "Date of Termination" shall have the meaning stated in Section
         7.2.

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         (H)  "Disability" shall be deemed the reason for the termination by the
         Company of the Executive's employment, if, as a result of the Executive's physical or mental incapacity, the Executive shall have been unable to perform substantially all of the Executive's duties to the Company (as such duties existed immediately prior to the onset of such physical or mental incapacity), for forty-five (45) consecutive days or ninety (90) days during any twelve-month period, the Company shall have given the Executive a Notice of Termination for Disability and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

         (I) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         (J) "Excise Tax" shall mean any excise tax imposed under Section 4999 of the Code.

         (K) "Executive" shall mean the individual named in the first paragraph of this Agreement.

         (L) "Good Reason" for termination by the Executive of the Executive's employment shall mean:

              (i) during the period commencing thirty (30) days after the Change in Control and terminating six (6) months after the Change in Control, a good faith determination by the Executive that, as a result of the Change in Control, the Executive is unable to discharge his duties effectively, or

              (ii) the occurrence (without the Executive's express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (a), (e), (f), or (g), below, such act or failure to act is corrected prior to the Date of Termination given in respect thereof:

                   (a) the assignment to the Executive of any duties
              inconsistent with the Executive's status as the senior executive officer of the Company or a substantial adverse alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control;

                   (b) a reduction by the Company in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

                   (c) the relocation of the Company's principal executive
              officers to a location more that ten (10) miles from the location of such officers immediately prior to the Change in Control or the Company's requiring the Executive to be based anywhere other than the Company's principal executive offices, except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;

                   (d) the failure, not corrected within ten (10) days after
              written notice thereof to the Company, by the Company, without the Executive's consent, to pay to the

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              Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within ten (10) days of the date such compensation is due;

                   (e) the failure, not corrected within ten (10) days after
              written notice thereof to the Company, by the Company to continue in effect any compensation plan in which the Executive participates immediately prior to the Change in Control which is material to the Executive's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the Change in Control;

                   (f) the failure, not corrected within ten (10) days after
              written notice thereof to the Company, by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating at the time of the Change in Control (other than changes required by law), the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control; or

                   (g) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1; for purposes of this Agreement, no such purported termination shall be effective.

                   The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

              "Notice of Termination" shall have the meaning stated in Section
         7.1 hereof.

         (M) "Person" shall have the meaning given in Section 3 (a) (9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a person shall not include:

              (i) the Company, a trustee or other fiduciary holding securities under an employee benefit plan of the Company,

         or

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              (ii) a corporation owned, directly or indirectly, by the
         stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

         (N) "Potential Change in Control", shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

              (i) the Company enters into an agreement, the consummation of which would result in occurrence of a Change in Control;

              (ii) the Company or any person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

              (iii) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

         (O)  "Severance Payments" shall mean those payments described in
         Section 6.1 hereof.

         (P)  "Total Payments" shall mean those payments described in Section
         6.2 hereof.


EDUCATIONAL VIDEO CONFERENCING, INC.


/s/ Dr. John J. McGrath                              /s/ Dr. Arol I. Buntzman
-------------------------------------                --------------------------
Dr. John J. McGrath                                  Dr. Arol I. Buntzman
President

/s/ Richard Goldenberg
-------------------------------------
Richard Goldenberg, Secretary



Witnessed:


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